                                                                      EXHIBIT 11

         SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                 NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

===============================================================================================================
2002

                                                             Income/(loss)           Shares           Per Share
(in thousands, except per share amounts)                      (Numerator)         (Denominator)         Amount
----------------------------------------------------------------------------------------------------------------
Basic EPS:
Net income from continuing operations                         $29,779                25,173              1.18
Net (loss) from discontinued operations                          (122)               25,173                 -
                                                              -------                                    ----
Net income available to common stockholders                   $29,657                25,173              1.18
                                                              =======                ======              ====

Effect of dilutive securities:
Restricted stock                                                    -                   798
8.75% convertible subordinated debentures                         125                   422
Stock options                                                       -                   385
Deferred shares                                                     -                    95
                                                              -------                ------

Diluted EPS:
Income from continuing operations                             $29,904                26,873             1.11
Net (loss) from discontinued operations                          (122)               26,873                -
                                                              -------                                   ----
Income available to common stockholders                       $29,782                26,873             1.11
  and assumed conversions                                     =======                ======             ====

----------------------------------------------------------------------------------------------------------------
2001

                                                             Income/(loss)           Shares           Per Share
(in thousands, except per share amounts)                      (Numerator)         (Denominator)         Amount
----------------------------------------------------------------------------------------------------------------
Basic EPS:
Net income from continuing operations                         $19,515                24,542             0.79
Net (loss) from discontinued operations                          (258)               24,542            (0.01)
                                                              -------                                  -----
Net income available to common stockholders                   $19,257                24,542             0.78
                                                              =======                ======            =====

Effect of dilutive securities:
Restricted stock                                                    -                   767
8.75% convertible subordinated debentures                         165                   541
Stock options                                                    (122)                  508
Deferred shares                                                     -                    62
                                                              -------                ------

Diluted EPS:
Income from continuing operations                             $19,558                26,420             0.74
Net (loss) from discontinued operations                          (258)               26,420            (0.01)
                                                              -------                                  -----
Income available to common stockholders                       $19,300                26,420             0.73
  and assumed conversions                                     =======                ======            =====

                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                 THREE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

==============================================================================================================
2002

                                                                Income               Shares          Per Share
(in thousands, except per share amounts)                      (Numerator)         (Denominator)        Amount
--------------------------------------------------------------------------------------------------------------
Basic EPS:
Net income from continuing operations                         $11,112                25,558            0.43
Net (loss) from discontinued operations                             -                25,558               -
                                                              -------                                  ----
Net income available to common stockholders                   $11,112                25,558            0.43
                                                              =======                ======            ====

Effect of dilutive securities:
Restricted stock                                                    -                   790
8.75% convertible subordinated debentures                          20                   218
Stock options                                                       -                   310
Deferred shares                                                     -                   121
                                                              -------                ------

Diluted EPS:
Income from continuing operations                             $11,132                26,997            0.41
Net (loss) from discontinued operations                             -                26,997               -
                                                              -------                                  ----
Income available to common stockholders
  and assumed conversions                                     $11,132                26,997            0.41
                                                              =======                ======            ====

--------------------------------------------------------------------------------------------------------------
2001

                                                             Income/(loss)           Shares          Per Share
(in thousands, except per share amounts)                      (Numerator)         (Denominator)        Amount
--------------------------------------------------------------------------------------------------------------
Basic EPS:
Net income from continuing operations                         $ 2,275                24,648             0.09
Net (loss) from discontinued operations                          (209)               24,648            (0.01)
                                                              -------                                  -----
Net income available to common stockholders                   $ 2,066                24,648             0.08
                                                              =======                ======            =====

Effect of dilutive securities:
Restricted stock                                                    -                   781
8.75% convertible subordinated debentures                          55                   539
Stock options                                                     (50)                  509
Deferred shares                                                     -                    63
                                                              -------                ------

Diluted EPS:
Income from continuing operations                             $ 2,280                26,540             0.09
Net (loss) from discontinued operations                          (209)               26,540            (0.01)
                                                              -------                                  -----
Income available to common stockholders
  and assumed conversions                                     $ 2,071                26,540             0.08
                                                              =======                ======            =====

                                       39